 Exhibit 99.2

 Bread FinancialSecond Quarter 2022 Results  ©2022 Bread Financial | Confidential & Proprietary  1  Ralph Andretta  President & CEO  Perry Beberman  EVP & CFO  July 28, 2022

 Forward-Looking Statements  This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, initiation or completion of strategic initiatives, including our ability to realize the intended benefits of the spinoff of the LoyaltyOne® segment, future dividend declarations, future economic conditions, including, but not limited to, market conditions, persistent inflation, rising interest rates, the increased probability of a recession and related impacts on consumer behavior, future legislative or regulatory actions that could have impact on our business and results of operations, including any such actions that may be taken with respect to late fees or other charges, developments in the geopolitical environment, including the war in Ukraine, and the ongoing effects of the global COVID-19 pandemic, all of which factors remain difficult to predict.   We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  Non-GAAP Financial Measures  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net build/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value in relation to tangible assets per share. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the financial tables and information that follows.   ©2022 Bread Financial  2

 Business transformation efforts continue  Advanced technology modernization through digital enhancements and processing transition  Continued diversification across both products and industry verticals  Strong foundation of seasoned financial services industry executive leadership with success in managing through full economic cycles  Strengthened financial resilience to deliver sustainable, profitable growth  ©2022 Bread Financial | Confidential & Proprietary  3  Key Highlights  ©2022 Bread Financial  3  Quality growth with strong core performance trends   Consistent credit sales growth, up 10% versus 2Q21  Growth continues to accelerate as average and end-of-period loans increased 11% and 13%, respectively, versus 2Q21  Pretax pre-provision earnings* up 24% versus 2Q21; 5th consecutive quarter up double-digits  Remain focused on sustainable, profitable growth with a robust business development pipeline  Closely monitoring impact from inflation, rising interest rates, and changes in spending & savings  * See “Non-GAAP Financial Measures.”

 Business Development Highlights  Brand Partner Renewal  New Brand Partnership  Select New Bread Pay Partners  4  ©2022 Bread Financial  Serves over three million customers through its   e-commerce platform and over 600 stores  One of North America’s largest and most trusted membership organizations serving more than 56 million U.S. members  Foresight Sports  Stock4Less  Unistellar Optics  Quality Water Treatment

 Technology Modernization  5  Digital Modernization  Accelerate Customer-Centric Growth  Seamless Self Service & Engagement  Deliver a Robust Set of Product and Partner Capabilities  ©2022 Bread Financial  Key Benefits of Core Processing Conversion to Fiserv  Faster speed-to-market for new products, brand partner launches, and portfolio conversions  Ability to manage risk more effectively and better serve our brand partners  Long-term cost savings associated with improved platform efficiencies  Ability to seamlessly integrate a variety of additional payment products in the future

 Second Quarter 2022 Financial Highlights  6  Credit sales of $8.1 billion were up 10% versus 2Q21  Second quarter average loans of $17.0 billion were up 11% versus 2Q21  Revenue increased 17% versus 2Q21, inclusive of a $21 million write-down in the carrying value of the Company’s investment in Loyalty Ventures Inc., while total non-interest expenses increased 12%  Net income from continuing operations of $12 million was down 95% versus 2Q21, as PPNR growth was more than offset by higher provision for credit losses in 2Q22, including a reserve build of $166 million in the quarter  Credit metrics remained below historical averages  $893 million  Revenue  $12 million  Net Income  $0.25  Diluted EPS  6  ©2022 Bread Financial

Financial Results – Continuing Operations

($ in millions, except per share)	2Q22	2Q21	$ Chg	% Chg	YTD '22	YTD '21	$ Chg	% Chg
Total interest income	$1,073	$915	$158	17 %	$2,141	$1,857	$284	15 %
Total interest expense	95	100	(5)	(5)	174	207	(33)	(16)
Net interest income	**978**	**815**	**163**	**20**	**1,967**	**1,650**	**317**	**19**
Total non-interest income	(85)	(51)	(34)	65	(153)	(84)	(69)	82
Revenue	**893**	**764**	**129**	**17**	**1,814**	**1,566**	**248**	**16**
Net principal losses	238	194	44	23	438	392	46	12
Reserve build (release)	166	(208)	374	nm	160	(373)	533	nm
Provision for credit losses	404	(14)	418	nm	598	19	579	nm
Total non-interest expenses	473	424	49	12	897	826	71	9
Income before income taxes	**16**	**354**	**(338)**	**(95)**	**319**	**721**	**(402)**	**(56)**
Provision for income taxes	4	91	(87)	(96)	95	190	(95)	(50)
Net income	**$12**	**$263**	**(251)**	**(95) %**	**$224**	**$531**	**$(307)**	**(58) %**
Net income per diluted share	$0.25	$5.25	$(5.00)	(95) %	$4.47	$10.63	$(6.16)	(58) %
Weighted avg. shares outstanding – diluted	49.9	50.0			50.0	49.9		
Pretax pre-provision earnings (PPNR)*	**$420**	**$340**	**$80**	**24 %**	**$917**	**$740**	**$177**	**24 %**

** Pretax pre-provision earnings is a non-GAAP financial measure.*

nm – not meaningful



PPNR Growth*
+24%
+24%
$340
$420
$740
$917
2Q21
2Q22
YTD '21
YTD '22
$ in millions

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©2022 Bread Financial
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 Net Interest Margin  Average interest-bearing liabilities   ($ in billions)  Loan yield Avg. earning asset yield Net interest margin   Cost of total interest-bearing liabilities Cost of deposits  Average interest-earning assets   ($ in billions)  8  ©2022 Bread Financial

Credit Quality and Allowance

Delinquency Rates



5 year **Max** rate: 6.0%
5 year **Avg** rate: ~5.0%
5 year **Min** rate: 3.3%
4.3%
4.7%
4.4%
3.8%
3.3%
3.8%
3.9%
4.1%
4.4%
2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22

Net Loss Rates



5 year **Max** rate: 7.6%
5 year **Avg** rate: ~6.0%
5 year **Min** rate: 3.9%
7.6%
5.8%
6.0%
5.0%
5.1%
3.9%
4.4%
4.8%
5.6%**
2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22

***2Q22 includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency*

Reserve Rates

($ in millions)



$2,096 $2,081 $2,008 $1,843 $1,635 $1,645 $1,832 $1,826 $1,992
13.3% 13.3% 12.0% 11.9% 10.4% 10.5% 10.5% 10.8% 11.2%
2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22
ACL balance
Reserve rate*

** Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.*

Revolving Credit Risk Distribution

(Vantage score)



14% 14% 12% 12% 10% 12% 12% 12% 12%
30% 29% 28% 27% 26% 26% 26% 27% 27%
56% 57% 60% 61% 64% 62% 62% 61% 61%
2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22
Greater than 660
601-660
600 or below

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 2022 Financial Outlook  Full Year 2021  Actuals  Full Year 2022  Outlook  Commentary  Average loans   $15,656 million  Up low   double digits  Continued sales growth and net partner additions driving sustainable, profitable growth  On a year-over-year basis, expect year-end loan growth to be stronger than full year average loan growth given success of new business development activities in 2022  Outlook includes new 2022 signings, including AAA and NFL, with year-end balances of greater than $2 billion in total  Revenue  $3,272 million  Aligned with loan growth  Net interest income growth is expected to be favorable to full year average loan growth year-over-year, with a nominal benefit from continued Federal Reserve interest rate increases  Non-interest income year-over-year change is expected to partially offset the favorability in Net interest income  Total non-interest expenses  $1,684 million  Positive operating leverage  Includes a planned incremental strategic investment of more than $125 million in technology modernization, digital advancement, marketing, and product innovation driving future growth and efficiencies  We expect expenses will increase sequentially each quarter throughout 2022  We will manage the pace of investments to align with our full year revenue & growth outlook  Net loss rate  4.6%  Low-to-mid   5% range  Expect credit metrics to normalize in 2022 off of historically low rates, yet remain below our historical through-the-cycle average of approximately 6.0%  10  ©2022 Bread Financial

 Strengthened Financial Resilience  Transforming our Company to deliver sustainable, profitable growth with an expectation to outperform historic loss levels  11  Enhanced credit risk management and underlying credit distribution   Improved balance sheet strength and funding mix  ©2022 Bread Financial  Strong corporategovernance  Prudent balance sheetmanagement  Disciplined expense management  Proactive risk management  Loan loss reserve materially higher  Capital ratios significantly improved  Increased mix of consumer deposits  Diversification across products and partners  Prudent and proactive line management  Active recession readiness playbook  Enhanced core capabilities  Credit mix shift to higher quality  Well-established risk appetite metrics  Reduced debt levels

 Appendix  ©2022 Bread Financial | Confidential & Proprietary  12

 Average Loans and Credit Sales  ($ in billions)  Loans continue to inflect higher with strong year-over-year credit sales growth providing momentum  13  ©2022 Bread Financial

 Total Non-Interest Expenses  $ in millions  +9%  Total non-interest expenses were up 12% versus 2Q21  Employee compensation and benefit costs increased 18%, primarily driven by increased salaries, continued digital and technology modernization-related hiring, incentive compensation, and higher volume-related staffing levels  Marketing expenses increased primarily due to increased spending associated with higher sales and brand partner joint marketing campaigns, as well as on expanding our new brand, products and direct to consumer offerings  Other expenses decreased primarily due to lower legal and other business activity costs in the current year  -3%  1%  18%  11%  41%  36%  (15)%  14  ©2022 Bread Financial  +12%  -2%

Summary Financial Highlights
Continuing Operations

($ in millions)	2Q22	2Q21	2Q22 vs 2Q21	1Q22	2Q22 vs 1Q22	YTD '22	YTD '21	YTD '22 vs YTD '21
Credit sales	$8,140	$7,401	10%	$6,887	18%	$15,028	$13,445	12%
Average credit card and other loans	$17,003	$15,282	11%	$16,650	2%	$16,827	$15,533	8%
End-of-period credit card and other loans	$17,769	$15,724	13%	$16,843	6%	$17,769	$15,724	13%
End-of-period direct-to-consumer deposits	$4,191	$2,398	75%	$3,561	18%	$4,191	$2,398	75%
Return on average assets(1)	0.2%	4.8%	(4.6)%	4.0%	(3.8)%	2.1%	4.9%	(2.8)%
Return on average equity(2)	2.2%	56.4%	(54.2)%	38.5%	(36.3)%	19.9%	61.0%	(41.1)%
Net interest margin(3)	18.6%	17.3%	1.3%	19.4%	(0.8)%	19.0%	17.5%	1.5%
Loan yield(4)	25.0%	23.9%	1.1%	25.6%	(0.6)%	25.3%	23.9%	1.4%
Efficiency ratio(5)	52.9%	55.5%	(2.6)%	46.2%	6.7%	49.5%	52.7%	(3.2)%
Tangible common equity / tangible assets ratio (TCE/TA)(6)	7.5%	6.4%	1.1%	7.8%	(0.3)%	7.5%	6.4%	1.1%
Tangible book value per common share(7)	$31.75	$27.12	17.1%	$31.87	(0.4)%	$31.75	$27.12	17.1%
Cash dividend declared per common share	$0.21	$0.21	—%	$0.21	—%	$0.42	$0.42	—%
30+ day delinquency rate	4.4%	3.3%	1.1%	4.1%	0.3%	4.4%	3.3%	1.1%
Net loss rate(8)	5.6%	5.1%	0.5%	4.8%	0.8%	5.2%	5.0%	0.2%
Reserve rate	11.2%	10.4%	0.8%	10.8%	0.4%	11.2%	10.4%	0.8%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.

(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.

(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.

(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.

(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.

(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.

(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP financial measure.

(8) The three and six months ended June 30, 2022 Net loss rates include 30 basis point and 15 basis point increases, respectively, from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency; this matter remains subject to an ongoing legal dispute with the debt collection agency.

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©2022 Bread Financial
15

Summary Financial Highlights

Continuing Operations

($ in millions)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	YTD '21	YTD '22
Credit sales	$4,799	$6,152	$7,657	$6,043	$7,401	$7,380	$8,778	$6,887	$8,140	$13,445	$15,028
Year-over-year change	*(36)%*	*(21)%*	*(18)%*	*(1)%*	*54%*	*20%*	*15%*	*14%*	*10%*	*23%*	*12%*
Average credit card and other loans	$16,116	$15,300	$15,759	$15,785	$15,282	$15,471	$16,086	$16,650	$17,003	$15,533	$16,827
Year-over-year change	*(4)%*	*(12)%*	*(13)%*	*(14)%*	*(5)%*	*1%*	*2%*	*5%*	*11%*	*(10)%*	*8%*
End-of-period credit card and other loans	$15,809	$15,599	$16,784	$15,537	$15,724	$15,690	$17,399	$16,843	$17,769	$15,724	$17,769
Year-over-year change	*(10)%*	*(13)%*	*(14)%*	*(12)%*	*(1)%*	*1%*	*4%*	*8%*	*13%*	*(1)%*	*13%*
End-of-period direct-to-consumer deposits	$1,843	$1,707	$1,700	$2,152	$2,398	$3,052	$3,180	$3,561	$4,191	$2,398	$4,191
Year-over-year change	*144%*	*57%*	*46%*	*81%*	*30%*	*79%*	*87%*	*66%*	*75%*	*30%*	*75%*
Return on average assets[(1)]	0.3%	2.1%	1.4%	4.9%	4.8%	3.7%	1.1%	4.0%	0.2%	4.9%	2.1%
Return on average equity[(2)]	7.0%	37.2%	21.3%	66.3%	56.4%	38.0%	11.1%	38.5%	2.2%	61.0%	19.9%
Net interest margin[(3)]	13.7%	16.1%	17.8%	17.7%	17.3%	18.9%	18.8%	19.4%	18.6%	17.5%	19.0%
Loan yield[(4)]	21.3%	23.9%	24.1%	23.8%	23.9%	25.6%	25.2%	25.6%	25.0%	23.9%	25.3%
Efficiency ratio[(5)]	60.6%	51.0%	63.4%	50.1%	55.5%	50.6%	50.0%	46.2%	52.9%	52.7%	49.5%
Tangible common equity / Tangible assets ratio (TCE/TA)[(6)]	3.6%	4.7%	3.7%	5.2%	6.4%	7.2%	6.6%	7.8%	7.5%	6.4%	7.5%
Tangible book value per common share[(7)]	$16.99	$20.68	$16.34	$21.32	$27.12	$31.18	$28.09	$31.87	$31.75	$27.12	$31.75
Cash dividend declared per common share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$0.42	$0.42
30+ day delinquency rate	4.3%	4.7%	4.4%	3.8%	3.3%	3.8%	3.9%	4.1%	4.4%	3.3%	4.4%
Net loss rate[(8)]	7.6%	5.8%	6.0%	5.0%	5.1%	3.9%	4.4%	4.8%	5.6%	5.0%	5.2%
Reserve rate	13.3%	13.3%	12.0%	11.9%	10.4%	10.5%	10.5%	10.8%	11.2%	10.4%	11.2%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.

(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.

(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.

(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.

(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.

(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.

(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP financial measure.

(8) The three and six months ended June 30, 2022 Net loss rates include 30 basis point and 15 basis point increases, respectively, from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency; this matter remains subject to an ongoing legal dispute with the debt collection agency.

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©2022 Bread Financial 16

Financial Results
Continuing Operations

($ in millions, except per share)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	YTD '21	YTD '22
Total interest income	$860	$915	$950	$942	$915	$994	$1,017	$1,068	$1,073	$1,857	$2,141
Total interest expense	127	114	112	107	100	91	84	79	95	207	174
Net interest income	**733**	**801**	**838**	**835**	**815**	**903**	**933**	**989**	**978**	**1,650**	**1,967**
Total non-interest income	(28)	(47)	(69)	(33)	(51)	(52)	(78)	(68)	(85)	(84)	(153)
Revenue	**705**	**754**	**769**	**802**	**764**	**851**	**855**	**921**	**893**	**1,566**	**1,814**
Net principal losses	305	223	235	198	194	152	176	199	238	392	438
Reserve build (release)	(55)	(16)	(82)	(165)	(208)	9	187	(6)	166	(373)	160
Provision for credit losses	250	207	153	33	(14)	161	363	193	404	19	598
Total non-interest expenses	427	385	487	402	424	431	427	426	473	826	897
Income before income taxes	**28**	**162**	**129**	**367**	**354**	**259**	**65**	**302**	**16**	**721**	**319**
Provision for income taxes	8	47	55	99	91	53	4	91	4	190	95
Ne income	**$20**	**$115**	**$74**	**$268**	**$263**	**$206**	**$61**	**$211**	**$12**	**$531**	**$224**
Net income per diluted share	$0.41	$2.41	$1.54	$5.38	$5.25	$4.11	$1.21	$4.21	$0.25	$10.63	$4.47
Weighted average shares outstanding – diluted	47.7	47.8	48.4	49.8	50.0	50.0	50.0	50.0	49.9	49.9	50.0
Pretax pre-provision earnings (PPNR)*	**$278**	**$369**	**$282**	**$400**	**$340**	**$420**	**$428**	**$495**	**$420**	**$740**	**$917**

** Pretax pre-provision earnings is a non-GAAP financial measure.*

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Net Interest Margin

($ in millions)	2Q22			YTD 2022		
	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Cash and investment securities	$3,975	$8	0.8%	$3,884	$11	0.6%
Credit card and other loans	17,003	1,064	25.0%	16,827	2,130	25.3%
Total interest-earning assets	**20,978**	**1,072**	**20.5%**	**20,711**	**2,141**	**20.7%**
Direct-to-consumer deposits (retail)	3,865	10	1.1%	3,572	17	0.9%
Wholesale deposits	6,994	31	1.8%	7,258	59	1.6%
Interest-bearing deposits	**10,859**	**41**	**1.5%**	**10,830**	**76**	**1.4%**
Secured borrowings	5,331	28	2.1%	5,162	48	1.9%
Unsecured borrowings	1,978	25	5.1%	1,991	50	5.1%
Interest-bearing borrowings	**7,309**	**53**	**2.9%**	**7,153**	**98**	**2.7%**
Total interest-bearing liabilities	**$18,168**	**$94**	**2.1%**	**$17,983**	**$174**	**1.9%**
Net Interest Income		**$978**			**$1,967**	
Net interest margin*		**18.6%**			**19.0%**	

** Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.*

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©2022 Bread Financial
18

Capital and Liquidity

Parent Level:

- Liquidity as of June 30, 2022, of $0.8 billion, consisting of cash on hand plus revolver capacity

Bank Level (Banks Combined):

- As of June 30, 2022, the banks finished the quarter with $3.0 billion in cash on hand and $3.3 billion in equity
- Total risk based capital ratio at 21.5% - over double the 10% threshold to be considered well-capitalized; CET1 at 20.1%
- Funding in place for expected growth outlook – with continued long-term strategic focus on retail deposit growth

Tangible Common Equity/ Tangible Assets Ratio(1)


+1.1%
6.4%
7.5%
6/30/2021
6/30/2022

Banks Combined Capital Ratios	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Common equity tier 1 capital ratio(2)	18.3%	18.8%	18.4%	21.0%	22.1%	22.6%	20.0%	20.8%	20.1%
Tier 1 capital ratio(3)	18.3%	18.8%	18.4%	21.0%	22.1%	22.6%	20.0%	20.8%	20.1%
Total risk-based capital ratio(4)	19.7%	20.1%	19.7%	22.3%	23.4%	23.9%	21.3%	22.1%	21.5%
Tier 1 leverage capital ratio(5)	14.2%	16.1%	17.1%	17.8%	19.2%	19.5%	18.6%	18.2%	17.7%

Capital Priorities

- Support Profitable Growth & Growth Investments
- Improve Capital Metrics
- Efficient Return of Capital to Shareholders

(1) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(2) The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets.
(3) The Tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets.
(4) The Total risk-based capital ratio represents total capital divided by total risk-weighted assets.
(5) The Tier 1 leverage capital ratio represents tier 1 capital divided by total assets for leverage ratio.

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    Financial Results  ($ in millions, except per share amounts)  2Q22  2Q21  $ Chg  % Chg  YTD ’22  YTD ’21  $ Chg  % Chg  Income from continuing operations, net of taxes  $12  $263  $(251)  (95)  %  $224  $531  $(307)  (58)  %  (Loss) income from discontinued operations, net of taxes  0  11  (11)  nm  (1)  29  (30)  nm  Net income  $12  $274  $(262)  (95)  %  $223  $560  $(337)  (60)  %  ***********************************************************************************************************************************************  Net income per diluted share from continuing ops  $0.25  $5.25  $(5.00)  (95)  %  $4.47  $10.63  $(6.16)  (58)  %  Net (loss) income per diluted share from discontinued ops  0.00  0.22  (0.22)  nm  (0.01)  0.58  (0.59)  nm  Net income per diluted share  $0.25  $5.47  $(5.22)  (95)  %  $4.46  $11.21  $(6.75)  (60)  %  Weighted average shares outstanding – diluted (in millions)  49.9  50.0  50.0  49.9  20           ©2022 Bread Financial  nm – not meaningful

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	YTD '21	YTD '22
Pretax pre-provision earnings (PPNR)											
Income before income taxes	$28	$162	$129	$367	$354	$259	$65	$302	$16	$721	$319
Provision for credit losses	250	207	153	33	(14)	161	363	193	404	19	598
Pretax pre-provision earnings (PPNR)	**$278**	**$369**	**$282**	**$400**	**$340**	**$420**	**$428**	**$495**	**$420**	**$740**	**$917**
Less: Gain on portfolio sales	—	—	—	—	—	(10)	—	—	—	—	—
PPNR less gain on portfolio sales	$278	$369	$282	$400	$340	$410	$428	$495	$420	$740	$917
Tangible common equity (TCE)											
Total stockholders' equity	$1,155	$1,323	$1,522	$1,764	$2,048	$2,246	$2,086	$2,268	$2,275	$2,048	$2,275
Less: Goodwill and intangible assets, net	(345)	(336)	(710)	(704)	(699)	(694)	(686)	(682)	(694)	(699)	(694)
Tangible common equity (TCE)	**$810**	**$987**	**$812**	**$1,060**	**$1,349**	**$1,552**	**$1,400**	**$1,586**	**$1,581**	**$1,349**	**$1,581**
Tangible assets (TA)											
Total assets	$22,867	$21,113	$22,547	$21,163	$21,812	$22,257	$21,746	$20,938	$21,811	$21,812	$21,811
Less: Goodwill and intangible assets, net	(345)	(336)	(710)	(704)	(699)	(694)	(686)	(682)	(694)	(699)	(694)
Tangible assets (TA)	**$22,522**	**$20,777**	**$21,837**	**$20,459**	**$21,113**	**$21,563**	**$21,060**	**$20,256**	**$21,117**	**$21,113**	**$21,117**

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